                                                                   EXHIBIT 10.26


   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                                                        Ricochet

                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS

     THIS RICOCHET(TM) CHANNEL PARTNER AGREEMENT FOR AUTHORIZED SERVICE
PROVIDERS (THE "AGREEMENT") is made as of the 1ST DAY OF SEPTEMBER, 2000 (the
"Effective Date") by and between METRICOM, INC., a Delaware corporation
("METRICOM"), and GOAMERICA COMMUNICATIONS CORPORATION, a Delaware corporation
("AUTHORIZED SERVICE PROVIDER" or "ASP") with its principal offices at 401
Hackensack Avenue, Hackensack, New Jersey 07601 (together, the "Parties").


                                    RECITALS

     WHEREAS, Metricom has developed a proprietary wireless, mobile Internet access service that Metricom intends to market under the name Ricochet(TM) (the
"SERVICE") as more fully defined and attached as EXHIBIT A hereto; and

     WHEREAS, Metricom desires to appoint ASP as a non-exclusive reseller of the Service in the Territory (as hereinafter defined), and ASP wishes to accept such appointment, all pursuant to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the parties hereby agree as follows:


                                    AGREEMENT

1. DEFINITIONS. Unless the context clearly requires otherwise, each of the following terms, when used herein with initial capitals, shall have the meaning set forth for such term below:

     1.1 "AFFILIATE" means, when used with respect to one of the Parties hereto, any legal entity or entities controlling, controlled by, or under common control with a party to this Agreement. The term "control" as used in the immediately preceding sentence means the right to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares, partnership interests, membership shares, or other similar evidences of ownership of such controlled party.

     1.2 "ASP SUBSCRIBER" means a Subscriber who has been registered for the Service by the ASP or by any ASP Reseller in accordance with this Agreement.

     1.3 "GSA" means a Geographical Service Area defined as a city, together with nearby communities that have a high degree of economic and social integration with that city, including suburban areas generally considered part of the same metropolitan area. The population covered within each GSA will be at least as large as set forth on EXHIBIT B.

     1.4 "MARKET LAUNCH SCHEDULE" means the schedule according to which Metricom intends to deploy the network through which Metricom will provide the Service.

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Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     1.5 "MARKS" means trademarks, service marks, logos, and trade names, whether or not registered.

     1.6 "NETWORK COVERED AREA" means that portion of the GSA to be covered by the network (including the square miles set forth in the Market Launch
Schedule).

     1.7 "NON-COMPETE CUSTOMERS" means [**]., or their respective affiliates.

     1.8 "PROMOTIONAL MATERIALS" means promotional publications, documents, software, equipment or other marketing collateral prepared or disseminated by Metricom in connection with its efforts to promote the Service to Subscribers.

     1.9 "RESELLER" means any third party to whom ASP has granted the right to resell the Service to end users pursuant to SECTION 3.2.

     1.10 "SERVICE YEAR" means a twelve-month period commencing upon the date that the Service is first ready for commercial operation in Phase I GSAs as determined by Metricom and communicated in writing to ASP and each anniversary thereof.

     1.11 "SUBSCRIBER" means a single, individual end user of the Service.

     1.12 "SUBSCRIBER DOCUMENTATION" means documentation prepared and disseminated by Metricom (in hard copy, electronic and/or online form) for use by Subscribers and ASP's sales and support organizations regarding the proper installation, set-up, troubleshooting and operation of the Service.

     1.13 "TERRITORY" means the fifty (50) states of the United States of America and Canada.

     1.14 "TOTAL NET CUMULATIVE SUBSCRIBERS (TNCS)" means the total number of
ASP Subscribers registered in accordance with this Agreement as of any given date, less the number of ASP Subscribers that have canceled their subscriptions to the Service prior to such date.

     1.15 "UNRESTRICTED ACCESS" means the ability to access and use the Service anywhere in the Territory where the Service is then-currently available.


2.   RESALE OF THE SERVICE.

     2.1 APPOINTMENT. Metricom hereby appoints ASP, and ASP hereby accepts appointment, as Metricom's non-exclusive reseller of the Service in the Territory. In connection therewith, ASP will identify, register, and provide sales support and customer support to ASP Subscribers in accordance with this Agreement.


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                                       Contractor except under written permission

     2.2 NATURE OF APPOINTMENT. ASP understands that, subject to SECTION 2.3, this appointment is non-exclusive and that Metricom will establish other means of distribution, appoint other distributors and resellers, and/or use its own direct sales personnel to identify, register and support Subscribers and to promote the Service. Similarly, Metricom understands that ASP may market, sell and distribute services similar or identical to the Service, whether provided directly by ASP or a third party.

     2.3 LIMITED NON-COMPETE. Notwithstanding the non-exclusive nature of this Agreement, ASP is expressly prohibited from directly or indirectly selling the Service to Non-Compete Customers unless ASP receives written authorization from Metricom expressly granting permission to do so.

     2.4 METRICOM RIGHTS. Nothing in this Agreement will be construed in any way to limit Metricom's right to do either or both of the following at any time in Metricom's sole discretion: (i) reject or terminate the subscription of any ASP
Subscriber that is in violation of the applicable terms of service and/or (ii) subject to SECTION 2.2, enter into arrangements of any kind whatsoever with other parties regarding the marketing and distribution of the Service.

     2.5 ASP RIGHTS. Nothing in this Agreement will be construed in any way to limit ASP's right to enter into similar or dissimilar contracts with third parties regarding similar services.

     2.6 ADDITIONAL SERVICES. Metricom may develop and offer at its sole discretion for resale by ASP, other services that enhance or complement the Service. ASP will have the option, but not the obligation, to buy any additional services from Metricom at prices and terms to be negotiated in good faith by the Parties.


3.   DUTIES OF ASP.

     ASP will have the following duties during the term of this Agreement:

     3.1 PROMOTION AND SALES. ASP will use commercially reasonable efforts to actively endorse, promote and sell the Service (including subscription renewals) in the Territory and will devote personnel and resources to effectively promote the Service as contemplated herein. ASP will identify and register ASP
Subscribers in accordance with this Agreement. ASP will not specifically direct promotional activities at existing Subscribers of Metricom or another authorized service provider of Metricom so as to encourage them to discontinue their then-current subscriptions and become ASP Subscribers. ASP will perform its duties hereunder in a diligent and businesslike manner and will refrain from any activity or action that would reasonably be expected to damage the reputation of Metricom or the Service.

     3.2 ASP RESELLERS. ASP may grant to third parties the right to resell the Service ("RESELLER") to end users only, provided that (i) ASP will retain the same obligations with regard to ASP Subscribers registered by Resellers that ASP has with respect to ASP Subscribers registered by ASP under this Agreement and
(ii) ASP shall remain fully liable and accountable for any and all acts or omissions of any such Resellers and of persons either directly or indirectly employed by Reseller.

     3.3 TERMS OF USE. ASP shall, and shall cause its Resellers to, enter into a written agreement with each of their respective Subscribers which is applicable to each ASP Subscriber's use of the Service, which includes terms substantially similar to and at least as restrictive as those set forth on EXHIBIT D, subject to changes mutually agreed to in writing by ASP and Metricom, and provides at least as much protection of Metricom's proprietary rights (including Metricom's intellectual property rights) as this Agreement. At Metricom's request, ASP agrees that it shall immediately terminate the subscription of any ASP
Subscriber who has breached its subscriber agreement with ASP.

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                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     3.4  MATERIALS FOR SUBSCRIBERS.

          (A) PROMOTIONAL MATERIALS. To support ASP's sales efforts, Metricom shall prepare and disseminate printed or electronic copies of the Promotional
Materials. Metricom reserves the right to limit the volume of material available without charge. Metricom grants the non-exclusive rights to reproduce, distribute and display any materials provided by Metricom in electronic format provided that ASP will cause all copies of the Promotional Material to contain the same and all copyright or proprietary legends contained in the original
Promotional Material. ASP will have the option to distribute to prospective
Subscribers any Promotional Materials provided by Metricom to ASP. All
Promotional Materials prepared by Metricom will be consistent with industry standards. Metricom requires that ASP and ASP's Resellers discontinue reproduction, distribution and display of any Promotional Materials upon written notice from Metricom of any change rendering the Promotional Materials obsolete.
Metricom will use its reasonable efforts to provide ASP [**] written notice of such change and shall reimburse ASP for the cost of any Promotional Materials purchased by ASP from Metricom within [**] prior to the date of such notice.

          (B) SUBSCRIBER DOCUMENTATION. Metricom will prepare and deliver to ASP the Subscriber Documentation. ASP will make available the then-current version of the Subscriber Documentation (as identified by Metricom) to all ASP
Subscribers. Metricom hereby grants ASP a nonexclusive, nontransferable, license without right of sublicense in the Territory, to (i) reproduce, distribute and display the Subscriber Documentation in connection with its obligations under this Agreement and (ii) modify the Subscriber Documentation solely as necessary to incorporate the Subscriber Documentation into documentation prepared by ASP for ASP Subscribers ("ASP SUBSCRIBER Documentation"), provided that ASP does not alter or modify any substantive provision of the Subscriber Documentation without the prior written consent of Metricom. Notwithstanding the foregoing, ASP may sublicense to ASP's Resellers a nonexclusive, nontransferable, license in the Territory to reproduce, distribute and display the Subscriber
Documentation and ASP Subscriber Documentation to ASP Subscribers. ASP shall cause all copies of the Subscriber Documentation or modified version thereof pursuant to this SECTION 3.3(b), to contain the same and all copyright or proprietary legends contained in the original Subscriber Documentation.

          (C) OWNERSHIP AND INTELLECTUAL PROPERTY. ASP and ASP Resellers acknowledge and agree that Metricom is and shall remain the sole owner of the Promotional Material, Subscriber Documentation and all Marks contained in such materials except to the extent that ASP Subscriber Documentation contains any ASP or ASP Reseller Marks, which shall remain the exclusive property of ASP or ASP Reseller, respectively. Nothing herein will be construed as granting to ASP or any Reseller any proprietary rights (including any intellectual property rights) to any Promotional Materials, Subscriber Documentation or any Marks therein.

     3.5 BILLING; CUSTOMER BILLING INFORMATION. ASP shall provide customer billing and collection services for ASP Subscribers.

          (A) ASP shall provide to Metricom, on a monthly basis, the billing address, including Subscriber name and nine-digit zip code, for each ASP
Subscriber and any Subscriber billing address changes. Billing address changes, along with the previous address, shall be clearly identified as such. Where a Reseller represents the ASP, the ASP will set up a reasonable procedure to capture and transmit billing information and billing address changes on a monthly basis.

     3.6 NO OTHER WARRANTIES. ASP is not entitled to any representations, warranties or guarantees concerning the Service other than the warranties provided by Metricom to ASP under this Agreement.

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                                       Contractor except under written permission

ASP will not, without Metricom's prior express written consent, make any representations, warranties or guarantees concerning the Service other than the warranties provided by Metricom to ASP hereunder.

     3.7 CUSTOMER SUPPORT. ASP or the applicable Reseller is responsible for all interaction with its prospects and Subscribers which shall include, but not be limited to, the following:

          (A) SALES SUPPORT. ASP or the applicable Reseller will provide sales support to ASP Subscribers in a diligent manner consistent with industry standards, which will include the following: (i) responding to questions from ASP Subscribers about the features and prices of the Service; (ii) introducing
ASP Subscribers to new features of the Service and new services as such become available; (iii) producing and processing all ASP Subscriber and prospective
Subscriber orders; (iv) customer billing issues; (v) account setup and maintenance; and (vi) providing such other sales support as Metricom may, from time to time, reasonably request.

          (B) SERVICE SUPPORT. ASP or the applicable Reseller will, in a diligent manner consistent with industry standards, provide Level I Service
Support, as defined in EXHIBIT C attached hereto, to ASP Subscribers. If ASP or the applicable Reseller is not able to sufficiently address an ASP Subscriber's support request because of its technical nature, ASP may request assistance from the Metricom service support department as provided in EXHIBIT C.

               (I) ASP shall be responsible for providing Level II and Level III
Service Support to its Resellers.


     3.8  TRAINING.

          (A) SALES SUPPORT. Metricom will provide to ASP's qualified sales trainers and sales managers initial sales training for the Service as set forth in SECTION 4.3. Thereafter, ASP will be responsible for providing ongoing and additional training of all ASP sales personnel subject to reasonable requirements established by Metricom. Metricom may from time to time, at its sole discretion, verify compliance with such requirements through routine testing and other forms of verification. Failure to remove untrained or improperly trained personnel from selling the Service until ASP has trained them to Metricom's requirements will be considered a material breach of ASP's obligations under this Agreement, subject to termination as set forth in
SECTION 7.

          (B) SERVICE SUPPORT. Metricom will provide initial service support training as set forth in SECTION 4.5 to ASP qualified customer support trainers and customer support managers. Thereafter, ASP will be responsible for training its customer support personnel working with the Service and modem hardware
("CUSTOMER SUPPORT"). ASP shall cause its Customer Support to attend a certified training program, as designed by Metricom, and pass reasonable certification requirements established by Metricom. ASP shall use only a certified customer support trainer, as determined by Metricom, to conduct its training sessions.
Metricom may from time to time, at its sole discretion, verify compliance with such requirements through routine testing and other forms of verification.
Failure to remove untrained, or improperly trained personnel from supporting the Service until ASP has trained them to Metricom's requirements will be considered a material breach of ASP's obligations under this Agreement subject to termination as set forth in SECTION 7.

          (C) In the event of any significant change in the Service after the initial sales support and service support training, Metricom agrees to provide training (which may be conducted remotely or consist of "train the trainer" sessions) for such change at no additional charge to ASP.

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                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

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     3.9 COMPLIANCE WITH LAWS. In performing its duties under this Agreement,
ASP will at all times comply with all applicable federal, state, and local laws and will not engage in any illegal or unethical practices.

     3.10 BRANDING. The Service shall be branded and marketed by Metricom and shall be co-branded by ASP (or its Resellers). ASP and all of its Resellers will display the Ricochet(TM) brand, in a manner visible to their respective
Subscribers, on the modem connection window, in documentation distributed to any ASP Subscribers and on any sales support documents prepared by ASP or any Reseller, provided that ASP's (or the applicable ASP Reseller's) brand may be the primary brand visible to ASP Subscribers. Metricom will work with ASP and each Reseller in good faith to ensure that ASP's or the applicable Resellers' brand has prominence in any and all materials made available to ASP Subscribers.
ASP is also expected to use the co-branded mark in Promotional Materials for prospects including advertising and direct marketing. As partial consideration for this obligation of ASP and its Resellers, Metricom agrees that it shall impose co-branding obligations on any other resellers of the Service substantially similar to those imposed on ASP and its Resellers herein.

     3.11 INTERNET AND LAN ACCESS. ASP agrees to provide a competitively priced and featured Internet access service and/or LAN access services to Subscribers.
ASP agrees to promote the Service as a means of connecting to or through its Internet and LAN access services.

     3.12 NETWORK INTERCONNECT. ASP, at its sole expense, shall provide the connection to the Ricochet(TM) network in accordance with Metricom's specifications. Metricom will, at ASP's expense, provide operations and engineering teams, to assist in the network interconnect design and installation which would enable ASP to connect Subscribers to the Service. The cost and details of the network interconnect will be established under a separate agreement between the Parties.

     3.13 STANDARD SERVICE LEVEL AGREEMENT. ASP shall minimum performance commitments for the network connection and customer service levels and response times as set forth in EXHIBIT H attached hereto.

     3.14 FLAT RATE PRICING. ASP agrees to sell the Service to end users and to require its Resellers to sell the Service to end users at a flat rate, non-metered price.

     3.15 MODEM PURCHASE AGREEMENT COMMITMENT. ASP agrees to enter in to at least one (1) separate agreement with a Metricom authorized modem manufacturer for the purpose of purchasing, selling, distributing and supporting modems for connection to the Service to Resellers and Subscribers. To the extent reasonably requested by Metricom, ASP will provide projected sales and corresponding modem requirements for ASP and Reseller Subscribers to Metricom and/or its existing or potential equipment and services vendors.

     3.16 BUSINESS MANAGEMENT SYSTEM INTERFACE. ASP will develop, at its expense, an internal system which shall interface with Metricom's Business
Management System, as described in Exhibit F attached hereto, for the purpose of managing ASP Subscriber accounts. ASP will be responsible for (i) any necessary modifications or enhancements to such internal systems to interface with Metricom's information systems; (ii) internal training on use of the system; and
(iii) account management of the system. Upon request by ASP and provided ASP is using Metricom's standard system, Metricom will assist ASP with its internal training.

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                                       Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


4.   DUTIES OF METRICOM.

     4.1 SERVICE TO SUBSCRIBERS. Metricom will provide the Service to the ASP in accordance with the service performance standards set forth in EXHIBIT E (the
"QUALITY OF SERVICE"). To the extent that Metricom does not maintain the Performance Quality of Service for [**] percent ([**]%) or greater of the ASP
Subscribers or the Network Uptime Quality of Service [**] percent ([**]%) of the time over the course of a calendar month for a specific GSA, ASP's payment obligations under SECTION 6.1 for the affected GSA shall be reduced pro rata for the amount of time and the number of ASP Subscribers within the affected GSA that the Quality of Service commitment is not met during the relevant month.
Metricom shall have [**] following written notice from ASP to bring the Service for the affected GSA back into conformance with EXHIBIT E. If, following such [**] period, the Affected Percentage (as defined below) is less than [**] percent ([**]%) of the covered population in the affected GSA, ASP's payment obligations under SECTION 6.1 for the affected GSA shall be reduced by a percentage equal to [**] during the period in which the Service for the affected
GSA is not in conformance with EXHIBIT E. If, following such thirty day period, the Affected Percentage is [**] percent ([**]%) or greater of the covered population in the affected GSA, ASP shall have no payment obligations under
SECTION 6.1 for the affected GSA during the period in which the Service for the affected GSA is not in conformance with EXHIBIT E. If, following such [**] period, the Affected Percentage is greater than [**] percent ([**]%) of the covered population in the affected GSA for any period of [**] or for any period of [**] during any Service Year, ASP shall have the option, which expires after [**] days from the date that such period ends, of terminating this Agreement pursuant to SECTION 8.3. For the purposes of this SECTION 4.1, the "AFFECTED
PERCENTAGE" means the total population in the affected GSA covered by the Service for which Metricom has not satisfied its Quality of Service obligations under this SECTION 4.1, divided by the total covered population of the affected
GSA in which the Service is offered.

     4.2 SALES SUPPORT. Metricom will supply co-branded advertising and promotion in order to support ASP's sales effort.

     4.3 SALES SUPPORT TRAINING. Metricom will supply sales training to qualified ASP Sales Trainers and Sales Managers. Such sales training shall include (i) a general overview of Metricom, the ASP program, the industry and marketplace, the modem, and the Service; and (ii) information on how to competitively position the Service, target desired end users by understanding their needs and how the Service fills that need.

     4.4 SERVICE SUPPORT FOR THE SERVICE. If ASP or the applicable Reseller is not able to adequately resolve a technical support request regarding the Service, ASP may request assistance from Metricom, which assistance will be provided directly to ASP but not directly to any Reseller or ASP Subscriber. ASP or the applicable Reseller may only refer an ASP Subscriber directly to the Metricom technical service department with Metricom's prior approval. Metricom will, in a diligent manner consistent with industry standards, supply Level II and Level III Service Support to ASP as set forth on EXHIBIT C.

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

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     4.5 SERVICE SUPPORT TRAINING. Metricom will supply (i) initial technical support training to qualified ASP customer support trainers and customer support managers; (ii) training materials to be utilized in training additional ASP customer support employees; and (iii) updated product information and support materials. Metricom may provide additional training upon request by ASP at a mutually agreed upon price. Initial technical support training shall include (i) a general overview of Metricom, the ASP program, the industry and marketplace, the modem and the Service; and (ii) a technically oriented program encompassing the Ricochet network, the modem, accessories and troubleshooting from a support technician's point of view. Such program assumes a background and understanding of the Internet and networking in general by the trainees.

     4.6  NETWORK DEPLOYMENT.

          (A) Metricom will deploy the network infrastructure necessary to provide the Service substantially in accordance with its Market Launch Schedule.

          (B) If the Market Launch Schedule is delayed or Metricom's actual deployment of the network infrastructure necessary to provide the Service occurs more slowly than called for by the Market Launch Schedule and if such delay exceeds [**], the ASP shall have the option to terminate this Agreement under
SECTION 8.

     4.7 COMPLIANCE WITH LAWS. In performing its duties under this Agreement, Metricom will at all times comply with all applicable federal, state, and local laws and will not engage in any illegal or unethical practices.

     4.8 BUSINESS MANAGEMENT SYSTEM. Metricom will provide a set of applications ("BUSINESS MANAGEMENT SYSTEM"), as described in EXHIBIT F attached hereto, to ASP for the purpose of managing ASP Subscriber accounts.

     4.9 MODEM TECHNOLOGY LICENSING COMMITMENT. Metricom has licensed the Ricochet(TM) compatible modem technology to one or more manufacturers for the purpose of producing a supply of Service compatible modems.


5.   RATES; VOLUME; DISCOUNT

     5.1  RATES

          (A) Prior to such time that Metricom, as determined solely by Metricom, has deployed the network to the extent that coverage is provided to a total of [**] million ([**]) potential end users ("Commitment Date"), ASP shall be invoiced for the ASP Subscribers activated prior to the Commitment Date ("Pre-Commitment Date Subscribers") at the Discount Rate set forth in Exhibit G, Table B, irrespective of the actual number of Pre-Commitment Date Subscribers. The rates for Pre-Commitment Date Subscribers will not increase for the term of the Agreement, except as set forth herein. ASP shall be invoiced for Pre-Commitment Date Subscribers in accordance with SECTION 6.1.

          (B) The rates and pricing rules set forth in SECTION 5.2 will apply the first day of the quarter following the Commitment Date.

     5.2  VOLUME; DISCOUNT

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                                       Contractor except under written permission
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          (A) Subscriber Rate discount ("Discount Rate") provided to ASP is based upon the assumption that ASP's Total Net Cumulative Subscribers ("TNCS") at the end of each year period will meet or exceed the ASP Subscriber Objectives set forth in Table A ("Yearly Subscriber Objective"). Pre-Commitment Date Subscribers will not be included in the TNCS calculations for purposes of 5.2.

          (B) The parties have agreed upon the fixed schedule set forth in Exhibit G, Table C, setting forth ASP's Subscriber Objective by quarter for each year period ("Quarterly Subscriber Objective"). The sum of ASP's Quarterly Subscriber Objectives for any given year period shall meet or exceed ASP's Yearly Subscriber Objective for that year period as set forth in Exhibit G, Table A. Such schedule may be changed only upon express mutual agreement.

          (C) Except for Pre-Commitment Date Subscribers, Commencing the first day of the quarter following the Commitment Date, ASP will be will be invoiced in accordance with SECTION 6.1 at the Discount Rate set forth in Exhibit G, Table B. On the last day of each quarter ASP's TNCS for the quarter will be compared with ASP's Quarterly Subscriber Objective ("Quarterly Reconciliation"). If ASP's TNCS for the quarter meets or exceeds ASP's Quarterly Subscriber Objective the Discount Rate will apply. If ASP's TNCS for the quarter is less than ASP's Quarterly Subscriber Objective: (i) ASP will be invoiced an amount equal to the difference of the Normal Rate and Discount Rate multiplied by the TNCS as of the last day of the previous quarter minus the TNCS as of the last day of the current quarter ("Quarterly Adjustment"); and (ii) the Normal Rate will continue to apply to the ASP Subscribers activated in such quarter, until such time that ASP's TNCS in the aggregate meets the Quarterly Subscriber Objective. Quarterly Adjustments will be due net thirty days from invoice.

          (D) In the event that its Market Launch Schedule is delayed or Metricom's actual deployment of the network infrastructure necessary to provide the Service occurs more slowly than called for by the Market Launch Schedule, Metricom and ASP shall work together in good faith to adjust ASP's Yearly Subscriber Objective by a percentage equivalent to the percentage of the Market Launch Schedule which was delayed, starting with Year 3, and proceeding to Year 2, if necessary.

          (E) The parties have established the Yearly Subscriber Objectives and Quarterly Subscriber Objectives as a non-binding forecast for pricing purposes only. This SECTION 5.2 shall not be construed to obligate ASP to purchase any specific volume of service from Metricom. ASP's failure to meet any Quarterly Subscriber Objective or Yearly Subscriber Objective shall not constitute a breach of this agreement, and ASP shall have no liability for such failure other than payment of the Quarterly Adjustments and Normal Rate as provided in SECTION 5.2(c).


6.   PRICING AND PAYMENTS.

     6.1 INVOICING, PRICING, AND PAYMENT. Metricom will invoice ASP monthly in arrears. Bill will be based on the number ASP Subscribers for the number of days ASP Subscriber was active within ASP's billing cycle. For the purposes of this
SECTION 6.1, the term "ACTIVE" means that the ASP Subscriber's modem has been assigned to an ASP gateway and is capable of talking through the Service. The monthly fees for ASP Subscribers are set forth in the table attached hereto as EXHIBIT G and includes ROW Fees. ASP will make each monthly payment to Metricom not later than thirty (30) days of the invoice date.

     6.2 REPORTS. Each Metricom invoice will be accompanied by a report prepared by Metricom stating (i) the number of new ASP Subscribers registered through ASP's billing date, and (ii) the number of ASP Subscribers whose subscriptions terminated on or before the ASP's billing date.

Rev. 083000                        GoAmerica Authorized Service Provider Agreement                                Page 9 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     6.3 LICENSES, EXPENSES, AND TAXES. Metricom will obtain and maintain, at its own expense, right of way and similar licenses, registrations, permits, and approvals needed for it to deploy its network. ASP (or the applicable Reseller) will obtain and maintain, at its own expense, any additional licenses, registrations, permits, and approvals related to the use of the Service by any ASP Subscriber that Metricom cannot obtain because it is not the contracting party with the Subscriber. Except as otherwise set forth herein, both Parties will pay all of its own marketing and advertising costs and all expenses of its office, employees, and other activities under this Agreement. ASP will be solely responsible for payment of any and all federal, state and local taxes arising from or imposed on the payments made by ASP Subscribers to ASP under this Agreement.

     6.4 ACCESS. The pricing set forth in EXHIBIT G is applicable to each ASP Subscriber's use of the Service within the Territory. ASP will have no rights to restrict the territory in which the ASP Subscribers may use the Service.

     6.5 RIGHT OF WAY (ROW) FEES. ASP acknowledges that Metricom, as a function of its right-of-way agreements with certain municipalities, may owe various municipalities fees ("ROW FEES") in connection with the use of the Service by ASP Subscribers. ASP agrees not to disclose the existence or amount of such fees to ASP Subscribers. Metricom shall be solely liable for all matters related to any ROW Fees including payment to the appropriate municipalities, provided, however, that:

          (A) ASP will transmit the Subscriber name and billing address information at the time of account set up via the information system as described in EXHIBIT F. Metricom will use the Subscriber billing information for administration and payment of ROW Fees, and municipal and marketing audit purposes only.

          (B) In addition, with the permission of the ASP, Metricom may solicit subscribers' help in lobbying for new or renewal municipal right-of-way agreements.

          (C) Metricom has the right to increase the monthly fees set forth in EXHIBIT G, or impose additional rates and charges to the extent of any increases in ROW Fees or additional rates and charges Metricom is required to pay local jurisdictions or municipalities effective on January 1st of each calendar year, provided Metricom has notified ASP on or before the preceding December 1st of such increase. Such increases may be made not more than once each year and no annual increase shall exceed [**]percent ([**]%) of the monthly fee in effect at the time of the increase. In the event that an increase in ROW Fees to other authorized service providers in any given year is greater than [**] percent ([**]%), Metricom has the right to increase the ROW Fees to ASP in the following year(s), subject to the [**] percent ([**]%) cap set forth herein, provided that in no event shall ASP be charged monthly fees higher than any other authorized service providers with the same level of volume and/or revenue commitments to Metricom. Each increase shall apply equally to all ASP Subscribers and no increase shall be apportioned geographically based upon a Subscriber's location. At any time, Metricom has the right to decrease the monthly fees set forth in EXHIBIT G, or reduce any rates and charges payable by ASP hereunder to the extend of any decreases in ROW Fees Metricom is required to pay local jurisdictions or municipalities. It shall be the policy of Metricom to manage ROW Fees to balance and not to use ROW Fees as a source of revenue. Metricom and the ASP will agree and promote the belief that the Service and the ROW Fees benefit and add value to the covered communities.

          (D) Metricom shall indemnify and hold harmless ASP and its Resellers from any third-party claims based on Metricom's failure to remit such ROW Fees to the appropriate municipality.

Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 10 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

     6.6 ANNUAL PRICE REVIEW. The Parties will conduct annual meetings during the term of this Agreement during which they will discuss whether the parties should amend the pricing or other terms and conditions set forth in this Agreement. Except as provided in SECTION 6.5(c), Metricom shall not increase any prices payable by ASP under this Agreement unless such increase has been mutually agreed upon in writing by the parties.


7.   CONFIDENTIALITY.

     7.1 For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information about the disclosing party's business or activities that is proprietary and confidential, which includes all business, financial, technical, non-technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential. Confidential Information also includes proprietary or confidential information of any third party that may disclose such information to either party in the course of such party's business.

     7.2 Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation (iii) is approved for release by written authorization of the disclosing party (iv) the receiving party knew prior to receiving such information from the disclosing party or develops independently without reference to the disclosing party's Confidential Information as shown by the receiving party's files and records immediately prior to the time of disclosure or (v) is independently developed by the receiving party without reference to Confidential Information.

     7.3 By virtue of this Agreement, each party hereto may disclose to the other any information that is Confidential Information. Such Confidential Information will be governed by the terms of this SECTION 7. Each party agrees to use the Confidential Information of the other party solely to the extent necessary to fulfill its obligations or exercise its rights hereunder, and not for any other purpose.

     7.4 Each party agrees (i) that it will disclose such Confidential Information only to its employees, agents, and contractors (including ASP's Resellers) with a need to know such Confidential Information and who have obligations of confidentiality not to use such Confidential Information for any purpose except as expressly permitted hereunder, (ii) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (iii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     7.5 Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided that the receiving party uses reasonable efforts to provide the disclosing party with prior notice of such obligation to disclose and reasonably assists in seeking a protective order thereof or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

     7.6 Within fifteen (15) days of receipt of a written request for the return of Confidential Information, all disclosing party's Confidential Information and all copies thereof in receiving party's possession or control will be returned to disclosing party or destroyed by receiving party at disclosing party's instruction. Receiving party will then certify the same in writing and that no copies have been retained by receiving party, its employees, agents or contractors.

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Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 11 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     7.7 Each party acknowledges that unauthorized disclosure or use of the Confidential Information may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party may therefore be entitled to seek timely injunctive relief to protect its rights under this Agreement, in addition to any and all remedies available at law.

     7.8 The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

     7.9 Any ASP Subscriber information including, but not limited to, names, addresses, ZIP codes, marketing plans, and competitive information, provided by ASP and its Resellers, to Metricom for the purpose of compliance with local, state or federal law or for any other purpose, shall be considered Confidential
Information and proprietary to ASP. Metricom will not use such ASP Subscriber information in any manner that is not expressly permitted under this Agreement without the express written permission of an authorized ASP employee or in violation of applicable law or regulation. Notwithstanding the foregoing, Metricom may use ASP Subscriber information in aggregate form for internal business purposes provided that Metricom does not use any identifying personal information. Nothing in this Agreement shall be construed to override or supersede requirements promulgated pursuant to the Telecommunications Act of 1996 (the "ACT") and lawfully in effect, with respect to the treatment of Customer Proprietary Network Information (as defined in the Act).


8.   TERM AND TERMINATION.

     8.1 INITIAL TERM AND RENEWAL. The term of the Agreement will commence on the Effective Date and will continue in full force until the expiration of the third (3rd) Service Year ("INITIAL TERM") unless earlier terminated in accordance with SECTION 8.2 or 8.3. The Agreement shall be considered extended on an annual basis for an additional Service Year, unless either party exercises it's rights of termination per SECTIONS 8.2, 8.3 or 9.

     8.2 TERMINATION FOR CAUSE BY METRICOM. Metricom will have the right to terminate this Agreement upon written notice to ASP if ASP breaches any of its material duties or obligations under provisions of this Agreement and has not cured such breach within [**] after receipt of written notice thereof.

     8.3 TERMINATION FOR CAUSE BY ASP. ASP will have the right to terminate this Agreement upon written notice to Metricom if Metricom breaches any of its material duties or obligations under provisions of this Agreement, and has not cured such breach within [**] after receipt of written notice thereof.

     8.4 TERMINATION BY MUTUAL AGREEMENT. The Agreement may be terminated without cause by written consent of both of the parties to the agreement.

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
Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 12 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


9.   EFFECT OF EXPIRATION OR TERMINATION.

     9.1 END OF AUTHORITY; RETURN OF PROPERTY. Except as expressly provided herein, upon expiration or termination of this Agreement for any reason, ASP's and its Resellers' authority to act as a reseller on behalf of Metricom, to register Subscribers and to use the Marks described in SECTION 10 will immediately cease. ASP and its Resellers will promptly return to Metricom all tangible copies of Promotional Materials and Subscriber Documentation in ASP's or its Resellers' possession or control and delete or erase any electronic copies, and certify in writing to Metricom that it has fully complied with these requirements; provided, that ASP or its Reseller as the case may be, may retain one copy thereof for archival purposes.

     9.2 ASP SUBSCRIBERS. In the event that the term of an ASP Subscriber agreement with ASP or a Reseller extends beyond the expiration or termination of this Agreement, this Agreement shall continue in effect to the extent required to provide Service to such ASP Subscriber(s) for a period of not more than [**] following the expiration or termination of this Agreement or the expiration of the last ASP Subscriber agreement, whichever occurs first.

     9.3 SURVIVAL. Notwithstanding anything to the contrary in this Agreement, SECTIONS 1, 6.1, 6.3, 6.4, 6.5, 7, 8, 9, 10 (except for the trademark license granted therein), 11, 12, 13, 14 and 15 will survive expiration or earlier termination of this Agreement.


10.  TRADEMARKS.

     During the term of this Agreement, ASP will have a non-transferable, non-exclusive right to use the Marks of Metricom, provided that such use is solely in order to fulfill ASP's obligations under this Agreement. Except for the limited right to use Metricom's Marks as set forth in this SECTION 10, nothing in this Agreement will be construed to grant ASP any right, title or interest in and to Metricom's Marks. ASP acknowledges Metricom's exclusive ownership of Metricom's Marks and agrees not to take any action inconsistent with such ownership. ASP will not adopt, use or attempt to register any trademarks, service marks or trade names that are confusingly similar to the Metricom Marks. ASP will comply with any written trademark policies or guidelines concerning use of Metricom's Marks that Metricom furnishes to ASP from time to time. ASP will provide to Metricom, at no cost to Metricom and prior to any use, examples of ASP's use of Metricom's Marks and will obtain
Metricom's written approval prior to such use, which approval shall not be unreasonably withheld, conditioned or delayed. Metricom shall not use ASP's
Marks for any reason without the express written approval of ASP.


11.  INDEPENDENT CONTRACTORS.

     ASP and Metricom are independent contractors. Except in connection with the acquisition of Subscribers by ASP according to the terms of this Agreement, neither party will have or represent that it has the right, power or authority to bind, contract or commit the other party or to create any obligation on behalf of the other party. This Agreement will not be deemed to create any agency, partnership, or joint venture between the parties.


12.  INDEMNITY.

     12.1 INDEMNIFICATION BY ASP. ASP will defend, indemnify and hold harmless
Metricom, its affiliates, and their respective officers, directors, employees and agents from and against all claims,


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
Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 13 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

liabilities and expenses asserted by third parties (including reasonable attorneys fees) to the extent arising out of (i) any breach by ASP of any warranty made by ASP under this Agreement; (ii) any statement, representation or warranty made by ASP relating to the Service that (a) was not approved in advance and in writing by Metricom or (b) differs from the representations and warranties made by Metricom in the then-current version of the Subscriber Documentation; or (iii) the negligence or intentional misconduct of ASP or any of its employees, agents or representatives. THIS SECTION CONSTITUTES METRICOM'S SOLE AND EXCLUSIVE REMEDY, AND ASP'S SOLE OBLIGATION AND LIABILITY IN THE EVENT OF ANY THIRD PARTY CLAIM AGAINST METRICOM OF THE TYPE LISTED IN THIS SECTION.

     12.2 INDEMNIFICATION BY METRICOM. Metricom will defend, indemnify and hold harmless ASP, its affiliates and their respective officers, directors, employees and agents from and against all claims, liabilities and expenses asserted by third parties (including reasonable attorneys' fees) to the extent arising out of:

          (A) the negligence or intentional misconduct of Metricom or any of its employees, agents or representatives; or

          (B) claims that the Service as delivered by Metricom infringes a patent, copyright, trade secret or any other intellectual property right of any third party provided however that Metricom shall have no liability to ASP or any third party if any alleged infringement or claim of infringement is based upon
(i) any modification of the Service other than by Metricom; (ii) use of the Service in connection or in combination with equipment, devices, software or other services not provided by Metricom (if such infringement or claim of infringement would not have occurred otherwise); or (iii) the use of the Service other than as permitted under this Agreement or under EXHIBIT D or in a manner for which it was not intended.

     THIS SECTION CONSTITUTES ASP'S SOLE AND EXCLUSIVE REMEDY, AND METRICOM'S SOLE OBLIGATION AND LIABILITY IN THE EVENT OF ANY THIRD PARTY CLAIM AGAINST ASP OF THE TYPE LISTED IN THIS SECTION.

     12.3 The foregoing indemnities are conditioned on the indemnified party (i) promptly notifying the indemnifying party in writing of such action or claim,
(ii) giving the indemnifying party sole control of the defense thereof and any related settlement negotiations, provided however, that any such settlement which imposes injunctive or other equitable relief binding upon the indemnified party will require the indemnified party's prior written consent (which consent may be granted or withheld in the sole discretion of the indemnified party), and
(iii) cooperating and, at indemnifying party's reasonable request and expense, assisting in such defense.

     12.4 Notwithstanding any other provision of this Agreement and except for Metricom's obligations of indemnification under SECTION 12.2(b), the indemnifying party's obligations under this Section will not extend to any third party claims for consequential, indirect, exemplary, special or incidental damages.


13.  LIMITATION OF LIABILITY.

     IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOSS OF DATA, OR OTHER CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SERVICE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY WILL BE LIABLE TO

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Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 14 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

THE OTHER PARTY FOR DAMAGES SUCH AS COMPENSATION OR DAMAGES FOR LOSS OF PRESENT OR PROSPECTIVE PROFITS OR REVENUES, LOSS OF ACTUAL OR ANTICIPATED COMMISSIONS, OR EXPENDITURES OR COMMITMENTS MADE IN CONNECTION WITH THE PERFORMANCE OF OBLIGATIONS UNDER THIS AGREEMENT. EXCEPT IN CONNECTION WITH THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 12 AND ASP'S PAYMENT OBLIGATIONS UNDER SECTION 6, EACH PARTY'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT, UNDER A THEORY OF STRICT LIABILITY OR OTHERWISE, WILL BE LIMITED TO THE AGGREGATE AMOUNT PAID TO METRICOM BY ASP UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE DATE THE CLAIM AROSE. METRICOM'S SUPPLIERS WILL HAVE NO LIABILITY OF ANY NATURE TO ASP UNDER THIS AGREEMENT. EACH PARTY UNDERSTANDS AND AGREES THAT THE LIMITATIONS OF LIABILITY IN THIS AGREEMENT ARE REASONABLE AND A FUNDAMENTAL PART OF THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT SUCH LIMITATIONS.


14.  WARRANTY; DISCLAIMER OF WARRANTIES.

     14.1 The parties warrant and represent that the Services will be provided in accordance with applicable federal, state and local laws, regulations, orders and ordinances.

     14.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, METRICOM DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE SERVICE, INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE SERVICE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

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Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 15 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

15.  GENERAL.

     15.1 NOTICES. All notices and consents required or permitted under this Agreement must be in writing; must be personally delivered or sent by registered or certified mail (postage prepaid), by private courier, or by facsimile (receipt confirmed and with a copy sent by registered or certified mail), in each case to the appropriate party at the address set forth below; and will be effective upon receipt. Each party may change its address and/or addressee for receipt of notices by giving notice of the new address and/or addressee to the other party.

     IF TO METRICOM, TO:                    IF TO ASP, TO:

     Metricom, Inc.                         GoAmerica Communications Corporation
     333 West Julian Street                 401 Hackensack Avenue
     San Jose, CA 95110                     Hackensack, New Jersey 07601

     Facsimile: (408) 282-3076              Facsimile: 201/996-1772
     Attention:  Business Licensing         Attention:  Marty May

     15.2 SEVERABILITY. If any provision of this Agreement is held by a court of law to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby and the illegal, invalid, or unenforceable provision will be deemed modified such that it is legal, valid, and enforceable and accomplishes the intention of the parties to the fullest extent possible.

     15.3 WAIVERS. The failure of either party to enforce any provision of this Agreement, unless waived in writing by such party, will not constitute a waiver of that party's right to enforce that provision or any other provision of this Agreement.

     15.4 ASSIGNMENTS. Neither party may assign or transfer any of its rights under this Agreement to any third party, by operation of law or otherwise, without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the above, either party may assign this Agreement upon notice to, but without consent of the other party, to an affiliate or successor-in-interest in the event of a merger, transfer, consolidation or sale of substantially all of the assigning party's business, assets or capital stock provided, however, that the assignee shall expressly assume the assigning party's obligations hereunder, and shall be subject to all of the terms and conditions of this Agreement. Any attempted assignment or transfer in violation of the foregoing will be void. This Agreement will be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties.

     15.5 CONSTRUCTION. There are no intended third party beneficiaries of this Agreement. The headings of Sections and subsections of this Agreement are for convenience and will not be construed to alter the meaning of any provision of this Agreement. Unless otherwise expressly stated, the word "including" when used in this Agreement means "including but not limited to."

     15.6 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement between the parties and supersedes all previous written or oral communications or understandings between them relating to the subject matter of this Agreement. This Agreement may be amended only in writing signed by both parties.

     15.7 COUNTERPARTS. This Agreement may be executed in identical counterparts, each of which will be an original and which together will constitute the same instrument.

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Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 16 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the
                                Effective Date.

METRICOM, INC.                               ASP: GOAMERICA COMMUNICATIONS
                                             CORPORATION

By: /s/ John Wernke                          By: /s/ Francis J. Elenio
   --------------------------------             --------------------------------
   John Wernke                               Name: Francis J. Elenio
   Sr. Vice President, Marketing and              ------------------------------
   Sales                                     Title: CFO
                                                   -----------------------------

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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
Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 17 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                          EXHIBIT A: SERVICES OFFERING
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS


PURPOSE:
This document describes the Ricochet services which Metricom, Inc. will be offering to ASP.

INTRODUCTION:
Ricochet is a nationwide mobile data service offering the fastest wireless data connections to mobile professionals in small, medium and large corporations and vertical markets. This service, and its various components, will be offered to a variety of telecommunications and data services providers.

The following are the elements of the Ricochet Services Offering:

     1. Ricochet Network Interconnection
     2. Ricochet Service Accounts

1.   RICOCHET(TM) NETWORK INTERCONNECTION
     The first item needed when equipping an ASP to sell Ricochet(TM) Services is a Ricochet Network Interconnection. This is the "plumbing" and business agreement that allows an ASP to front-end their services with Ricochet(TM)
     Service. Once established, end-customers can access the ASPs' information and data services using the Ricochet(TM) network.

     Ricochet(TM) is a very unique connection method the ASP can offer to provide mobile access to their services.

     KEY FEATURES

     Full Benefits Of Ricochet -- The Ricochet(TM) Network Interconnection provides an ASP with a new mobile connection method specifically designed for high-performance mobile access.

     Nationwide Ricochet(TM) Access -- With the Network Interconnection, a ASP's end-customers can access the ASP's services from anywhere in the fifty
     United States (USA) where Ricochet(TM) service is available.

     High-Speed Connectivity -- All circuits associated with the Network
     Interconnection are appropriately sized to ensure an end-customer experience of 128Kbps/64Kbps.

     Capacity -- The Network Interconnection is scalable and will grow as the number of subscribers grows.

     Reliability -- All Network Interconnection installations are designed for
     [**]% availability.

     Secure -- All Network Interconnection installations will meet standard security specifications.

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Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

     Professional Implementation Team -- Network Interconnection installations will be designed, configured and installed by a dedicated Metricom team.


2.   RICOCHET(TM) INDIVIDUAL ACCOUNT (SUBSCRIPTION)
     Once a Ricochet(TM) Network Interconnection is installed and operational, an ASP can begin to purchase and sell individual accounts ("SUBSCRIPTIONS"). The Ricochet(TM) Individual Accounts can be sold in combination with a Ricochet(TM) compatible modem. Each end-customer must have a valid Subscription and modem in order to use the Ricochet(TM) network.

     KEY FEATURES

     Mobility -- A Ricochet(TM) Subscription allows the end-customer to move throughout the coverage territory and establish a connection to the information resources and additional services provided by the ASP.

     Nationwide Account -- Unlimited Ricochet(TM) access to anywhere coverage is available within the USA.

     Motion -- A Ricochet(TM) Subscription enables an end-customer to establish and maintain a connection to the ASP's services while in motion (e.g. car, train or bus). Average data rates may decrease to 28.8kbps/14.4kbps at speeds of 70mph.

     High Performance -- Each Ricochet(TM) Subscription connection will have an average data rate of 128kbps/64kbps over the Ricochet(TM) network.

     Coverage -- Each Ricochet(TM) Subscription will have coverage in the top 40 metropolitan areas, airports, convention centers and hotels across the U.S.

     Security -- All Ricochet(TM) Subscriptions have secure data transport within the Ricochet(TM) network and up to the Ricochet(TM) Network Interconnection. This allows ASPs to offer secure end-to-end solutions such as VPNs.

     Ease Of Use -- Ricochet(TM) Subscriptions enable high performance mobile connections to an ASP's services. This is accomplished using a Ricochet(TM) compatible modem that connects with standard ports on most computing devices. It operates the same as a standard phone modem and functions with most software and operating systems.

     Flat-Rate Billing -- Each Ricochet(TM) Subscription has a fixed monthly fee for unlimited use of the Ricochet(TM) network. Metricom will make no provision for tracing or billing ASPs for metered services.



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
Rev. 083000                        GoAmerica Authorized Service Provider Agreement                               Page 19 of 41
Metricom Initials:                                                                            GoAmerica Initials:
                  ------------                Confidential & Proprietary                                          ------------
                                    Not for use or disclosure outside of Metricom or
                                       Contractor except under written permission

                      EXHIBIT C: SUPPORT LEVEL DEFINITIONS
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS

I.    DEFINITIONS

      LEVEL I SERVICE SUPPORT:

      ASP or the applicable Reseller will, in a diligent manner consistent with industry standards, supply all Level I Service Support, which shall be defined as all interactions with ASP Subscribers associated with the Service and Ricochet(TM) related services. This will include, but is not limited to, all customer billing issues, account setup and maintenance issues, pre-sales inquiries, and technical support requests. Upon exhausting all resources and escalation paths within ASP's support organization, designated ASP representatives may contact Metricom technical support for those items specified in the Technical Support definition below. Acceptable escalations to Metricom will consist of inoperability or non-standard operation of the Ricochet(TM) service.


      LEVEL II SERVICE SUPPORT:

      Level II Service Support, provided by Metricom directly to designated ASP support personnel only, consists of providing assistance in resolving those outstanding Level I Service Support issues related to the inoperability of the Ricochet(TM) network, associated software, and Metricom supplied services.


      LEVEL III SERVICE SUPPORT:

      Level III Service Support shall be provided by Metricom to designated ASP support personnel only and includes, but is not limited to, resolution of any issues that cannot or have not been satisfactorily resolved by Level II Service Support personnel. Only Metricom Level II Service Support personnel may escalate unresolved issues to Level III personnel. All Level III Service Support interaction with the ASP will be conducted by Metricom Level II personnel only.


      SCOPE OF TECHNICAL SUPPORT:

      Technical Support for Ricochet(TM) is defined as support for:

      - Ricochet(TM) Modems and Accessories (Only those manufactured/provided by Metricom to ASP)

            -     Modem Hardware

            -     Modem Firmware

            -     Modem Accessories (Cabling, Batteries, Power Adapter, Antenna)

      -     Ricochet(TM) Installation Software, when provided by Metricom

      -     Services provided by Metricom

      -     Ricochet(TM) Network:

            -     Network Access Rights (Add/Delete/Modify services)

            -     Network Coverage Inquiries

            -     Network Performance Issues


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 20 of 41

Metricom Initials: ___  Confidential & Proprietary   GoAmerica Initials: ______
                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


II. ESCALATION PROCESS

      Metricom will only accept calls from designated ASP contacts, which shall number as follows:

      -     Up to [**] customers (arrow) [**] designated contacts

      - Each additional [**] customers (arrow) [**] additional designee added

      - Designated contacts should represent the highest level of escalation within ASP Technical Support group.

      Interaction of Metricom Technical Support and ASP:

- ASP Subscribers may not contact Metricom directly for Ricochet(TM) support.

- ASP designated contacts who have determined Level II support by Metricom Technical Support is necessary and appropriate will contact Metricom Technical Support by phone or other means to consult, during which time the ASP Subscriber may not be a part of the consultation.

- Metricom reserves the right to change the method of interaction between ASP and Metricom Technical Support, which may include requests for support to be executed via a method specified by Metricom. These methods may include, but are not limited to, the following: telephone, e-mail, facsimile, and Web-based communications.

- When further research is required to provide resolution, ASP agrees to conduct all follow-up calls to ASP Subscribers. Metricom reserves the right to communicate possible resolutions to ASP via phone conversation, voicemail message, facsimile, e-mail and Web-based communications.

III.  COMPLIANCE

- Metricom reserves the right to levy a service charge, to ASP, billed at $[**] for each call to Metricom by an ASP subscriber who reaches Metricom after being transferred or referred by ASP without following the procedures outlined in the preceding paragraph.

- Metricom reserves the right to levy a service charge, to ASP, billed at $[**] for each call to Metricom by ASP for assistance to resolve a Level I Service Support issue beyond a call allowance of [**] such calls per [**] ASP Subscribers per month.

- Metricom reserves the right to levy a service charge, to ASP, billed at $[**] for each call to Metricom by an unauthorized agent, which is not one of the designated contacts that have been provided to Metricom by ASP.

- Metricom reserves the right to levy a charge of $[**] for each call from ASP support personnel supporting the Ricochet(TM) service and hardware, but have not undergone training by a Ricochet(TM) certified Trainer. A certified Ricochet(TM) trainer is one that has been authorized by the Metricom training staff to perform training for the Ricochet(TM) service, technology, and hardware.


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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


IV.   RICOCHET(TM) SERVICE COVERAGE FOR ASP TECHNICAL SUPPORT PERSONNEL

      In the event that the ASP's Technical Support Personnel are located in an area where Service coverage is not available, ASP may elect to obtain Service coverage for their facilities at a reasonable cost to ASP.

      If Metricom Level II and Level III Service Support personnel are required to respond to issues that the ASP's Level I Service Support personnel could not resolve due to a lack of Service coverage at their facility, then the ASP will be billed at the rate of $[**] per minute to resolve the issue.

V.    RICOCHET(TM) COMPATIBLE MODEM TECHNICAL SUPPORT

      All Ricochet(TM) compatible modem technical support issues shall be addressed by separate agreement between the ASP and a Metricom authorized modem manufacturer. Except in the event where Metricom is the manufacturer, Metricom shall have no responsibility for any level of Ricochet(TM) compatible modem technical support.


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 22 of 41

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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

                             EXHIBIT D: TERMS OF USE
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS

         The following sets forth the terms and conditions applicable to your use of the Ricochet(R) Wireless Communications Service ("Ricochet") provided to you by Metricom, Inc. (R) ("Metricom"). By agreeing to use Ricochet or upon commencing use of Ricochet, you agree to use Ricochet in accordance with the terms and conditions of this Agreement and with any and all applicable laws and regulations. ANY USER WHO DOES NOT AGREE TO BE BOUND BY THESE TERMS SHOULD IMMEDIATELY STOP USE OF THE SERVICES AND NOTIFY METRICOM SO THAT THE USER'S ACCOUNT MAY BE CLOSED.

         1. LICENSE TO USE RICOCHET. Subject to the terms and conditions of this Agreement, you will have a nonexclusive, nontransferable, non-assignable personal license to use Ricochet. The use of Ricochet or documentation related thereto is licensed, not sold, to you for your use only under the terms of the license contained herein. For purpose hereof, "use" means to access Ricochet.

         2. FEES. All fees incurred by you under this Agreement, together with applicable sales, use or similar taxes, will be payable by credit card or by other means acceptable to Metricom. If you request any change to your level of service, you agree to pay any additional fees, if applicable, related thereto.

         3. EQUIPMENT AND SOFTWARE. You shall use your own equipment to access Ricochet. You are responsible for all charges for your use of any third party services via Ricochet, including any long distance telephone transmission and any information or service provider charges incurred by you during your use of Ricochet that are not part of the Ricochet service you have selected. METRICOM SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR DETERMINING COMPATIBILITY BETWEEN RICOCHET AND ANY EQUIPMENT OR SOFTWARE PROVIDED BY YOU AND EACH IN NO WAY WARRANTS THE CAPABILITIES OF ANY SUCH EQUIPMENT OR SOFTWARE IN THE USE OF RICOCHET. METRICOM MAKES NO FURTHER REPRESENTATIONS OR WARRANTIES THAT RICOCHET, TOGETHER WITH YOUR EQUIPMENT, WILL ACHIEVE THE MAXIMUM NETWORK ACCESS SPEED SET FORTH IN ANY METRICOM DOCUMENTATION.

         4. PROPRIETARY RIGHTS OF METRICOM. All right, title and interest in Ricochet and the materials included therewith belong to Metricom, except to the extent that third parties whose materials are made available via Ricochet possess copyright or other proprietary interests in such materials. You will not, by virtue of this Agreement, acquire any proprietary interest in Ricochet or of any materials included therewith or accessed thereby.

         5. TERRITORIAL LIMITATIONS. Ricochet may only be used in the United States, Canada and Puerto Rico. Use outside of this territory is prohibited and may violate the export control laws of the United States. You agree not to decompile, reverse engineer or disassemble any Ricochet software. You agree not to modify, adapt, translate, incorporate into other works, rent, lease, loan, resell for profit, distribute, network or create derivative works based upon Ricochet, any Ricochet software or any part thereof or any manuals or documentation related to Ricochet.

         6. LIMITATIONS ON USE. You are solely responsible for the information or other material you distribute or voluntarily receive while using Ricochet ("Your Materials"). You agree that Your Materials


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 23 of 41

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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission and your use of Ricochet, as applicable, (a) shall not infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity (and, accordingly, you shall not upload, post or transmit, in any way, information, software or other material obtained through Ricochet which is protected by copyright or other proprietary right, without obtaining permission of the owner); (b) shall not violate any applicable law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control and laws regarding or false advertising);
(c) shall not be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) shall not be obscene or contain child pornography and shall not be distributed to anyone who is not legally permitted to receive such materials; and (e) shall not contain any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information. You shall not (i) distribute or allow anyone else to distribute unsolicited commercial e-mail through your Ricochet account; (ii) engage in "Ponzi" or pyramid schemes; (iii) attempt to gain access to any other person's computer, software, or data of any other person, without the knowledge and consent of such person or to circumvent the user authentication or security of any host, network, or account (including without limitation, by accessing data not intended for you, logging into a server or account you are not expressly authorized to access, or probing the security of other networks or otherwise using tools designed for compromising security, such as password guessing programs, cracking tools, packet sniffers or network probing tools); (iii) impersonate another person with fraudulent or malicious intent; (iv) restrict, inhibit or otherwise interfere with the ability of any other person to use or enjoy Ricochet, including, without limitation, generating levels of traffic sufficient to impede others' ability to send or retrieve information, denial of service attacks, flooding of a network, overloading a service, improper seizing and abuse of operator privileges and attempts to "crash" a host; (v) knowingly disrupt Ricochet or take any other action that imposes an unreasonable or disproportionately large load or burden on Metricom's infrastructure and network or otherwise improperly disrupt or impede Metricom's ability to deliver Ricochet and monitor the Ricochet network; or (vi) resell Ricochet or otherwise charge others to use Ricochet. You are responsible for any misuse of Ricochet that you have contracted for, even if the inappropriate activity was committed by a friend, family member, guest, employee or customer with access to your account. It is your responsibility to take steps to ensure that others do not gain unauthorized access to Ricochet through your account.

Metricom, through Ricochet, acts as a passive conduit for your online distribution and publication of your information and has no obligation to monitor Ricochet and/or the content available through use of Ricochet. Metricom reserves the right to monitor bandwidth, usage, and content from time to time to identify violations of this Policy; and/or to protect the network and Ricochet users. Metricom may take any responsive actions it deems appropriate. Such actions include, but are not limited to, temporary or permanent removal of content, cancellation of newsgroup posts, filtering of Internet transmissions, temporary reduction of a user's network speed to a level designed to ensure that sufficient bandwidth is generally available to Ricochet users, and the immediate suspension or termination of all or any portion of the Ricochet service ordered by a user. Metricom will have no liability for any such responsive actions, and any such actions are not Metricom's exclusive remedies and Metricom may take any other legal or technical action it deems appropriate. Metricom reserves the right to investigate suspected violations of this Section 6, including the gathering of information from the user or users involved and the complaining party, if any, and examination of material on Metricom's servers and network. During an investigation, Metricom may suspend the account or accounts involved and/or remove material which potentially violates this Policy. You hereby authorize Metricom to cooperate with (i) law enforcement authorities in the investigation of suspected criminal violations, and (ii) system administrators at other Internet service providers or other network or computing facilities in order to enforce the provisions hereof. Such cooperation may include providing your username, IP address, or other identifying information. Upon termination of an account, Metricom is authorized to delete any files, programs, data


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 24 of 41

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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission and email messages associated with such account. The failure of Metricom to enforce this Section 6, for whatever reason, shall not be construed as a waiver of any right to do so at any time.

         7. LIMITATIONS ON NUMBER OF USERS AND ACCOUNT USAGE. You may not transfer or share your Ricochet service accounts with anyone. You may not disclose your password to any third parties.

         8. PRIVACY. Metricom will not sell, rent, or furnish your name or specific information regarding you to any third party, except as required by law. Metricom may provide advertisers or others with aggregate information about our subscribers and business. No assurance can be given that e-mail will remain private.

         9. SERVICE, REMEDY, AND LIMITATION ON REMEDY. In the event that Ricochet service is interrupted or you experience some other difficulty with your service attributable to Ricochet, you may call the phone number printed in the applicable documentation provided by Metricom. Metricom shall endeavor to correct problems attributable to Ricochet as soon as reasonably practicable. The foregoing sets forth your sole and exclusive remedy with respect to such problems.

         10. LIMITED WARRANTY AND DISCLAIMER OF WARRANTY. Metricom offers no warranties, express or implied, regarding the accuracy, sufficiency or suitability of Ricochet, its software or other Ricochet materials provided to you. You have the sole responsibility for inspecting and testing all services to your satisfaction before using them with important data. Metricom makes no warranties or representations whatsoever regarding any goods or services provided by any third parties pursuant to your use of Ricochet and Metricom shall not be liable for any costs or damages arising out of, either directly or indirectly, the actions or inactions of such third parties. RICOCHET IS DISTRIBUTED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. METRICOM DOES NOT WARRANT THAT ANY DATA OR FILES SENT BY OR TO A USER WILL BE TRANSMITTED IN UNCORRUPTED FORM OR WITHIN A REASONABLE PERIOD OF TIME. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

         11. LIMITATION OF LIABILITY.

         (a) Without limiting the generality of the foregoing Sections 9 and 10, Metricom shall not be liable for any loss, injury, claim, liability or damage of any kind resulting in any way from (i) your use of Ricochet, (ii) your use of any equipment in connection with Ricochet, or (iii) the content or materials included with or accessed via use of Ricochet.

         (b) IN NO EVENT SHALL METRICOM BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, DATA, SAVINGS OR REVENUES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER UNDER TORT, CONTRACT OR OTHER THEORIES OF RECOVERY, EVEN IF METRICOM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

         (c) In no event shall Metricom be liable to you or any third party for any amount in excess of the subscription price actually paid by you for the most recent year of service, whether under tort, contract, or other theories of recovery.


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 25 of 41

Metricom Initials: ___  Confidential & Proprietary   GoAmerica Initials: ______
                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


         12. INDEMNITY. You shall indemnify Metricom against liability as well as against claims or demands, or damages, or costs or expenses (including but not limited to reasonable attorneys' fees) arising out of or in connection with your breach of any limitation set forth in Sections 5 or 6 of this Agreement, or breach of any other provision of this Agreement, or your violation of any duty imposed by law, or any such breach or violation by any person to whom you have given your password or authorized or permitted to use your Ricochet account in any way.

         13. TERM. This Agreement shall be effective as of the date on which Metricom receives this signed Agreement or when you commence using Ricochet. This Agreement shall remain effective until terminated pursuant to Section 15.

         14. AUTOMATIC RENEWAL. As a service to its subscribers, Metricom will automatically renew your Ricochet subscription service effective at the end of each subscription period. If you do not wish automatic renewal, please notify us by delivery of email or other written notice. If your service has been automatically renewed and you wish to terminate it, you may do so at any time without cause as provided in Section 15.

         15. TERMINATION. Metricom reserves the right, at its sole discretion, immediately, without notice, and with or without cause to suspend or terminate your access to and use of Ricochet, to delete all information related to your Ricochet account, upon any breach of the terms and conditions hereof by you. Either you or Metricom may terminate this Agreement at any time without cause by sending notice to the other party.

         16. EFFECT OF TERMINATION.

         (a) If you cancel service at any time, you will be obligated to pay all fees at the nondiscounted rate up through the end of the month. If you prepaid, Metricom will return the amounts you prepaid for the months thereafter excluding any prepayment discount and also excluding shipping and handling costs. If you cancel service after [**], you will also be obligated for the activation fee.

         (b) Sections 3, 4, 5, 6, 7, 10, 11, 15, 16, 18, 20, 21, 22, and 34
shall survive termination or expiration of this Agreement.

         17. U.S. GOVERNMENT END USERS. Ricochet is a "commercial item," as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 and is provided to the U.S. Government only as a commercial end item. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government end users acquire Ricochet with only those rights set forth herein.

         18. CHOICE OF LAW AND FORUM. This Agreement shall be deemed to have been entered into and shall be interpreted and governed in all respects by the laws of the State of California. Any action under or relating to or in connection with this Agreement may be brought in a court of competent jurisdiction, federal or state, in the State of California and in no other jurisdiction. You hereby consent to such jurisdiction in California and to service of process issued by such court.

         19. MODIFICATION BY METRICOM. Upon delivery of e-mail or other written notice, Metricom may modify this Agreement, its operating rules, and any specific prices that became a subject of this


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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

Agreement. Without prior notice, Metricom, in its sole discretion, may discontinue or revise any or all other prices and any or all other aspects of Ricochet.

         20. NOTICES. Except as set forth in Section 19, any notice, demand, request or consent required or permitted hereunder shall be in writing and shall be given by certified mail, return receipt requested, or via express courier, to your last known address.

         22. SEVERABILITY. Should any provision of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

         23. NONWAIVER. The failure of any party to enforce any of the terms or conditions of this Agreement, unless waived in writing, shall not constitute a waiver of that party's right to enforce each and every term and condition of this Agreement.

         24. ENTIRE AGREEMENT. These Terms and Conditions and any Ricochet order form you have submitted to Metricom shall collectively constitute the entire agreement between Metricom and you with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, or representations by the parties.

MCOM Terms of Use Rev. 022900


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 27 of 41

Metricom Initials: ___  Confidential & Proprietary   GoAmerica Initials: ______
                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                          EXHIBIT E: QUALITY OF SERVICE
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS

1.       PERFORMANCE ("PERFORMANCE QUALITY OF SERVICE")

Peak Network Load Hour is defined as the hour of each day (the 24-hour period commencing each 12:01 a.m. and ending each 12:00 a.m.) during which the most bytes are sent through each GSA network.

Fixed Point Performance: During the Peak Network Load Hour, Subscribers will get a minimum of [**] throughput downstream and [**] throughput upstream from the subscriber device to the gateway at the NIF, for at least [**]% of the data transfers during the Peak Network Load Hour. The network shall provide such performance to [**]% of devices inside homes, offices and hotels within the GSA that are above ground and within line of sight and [**] feet of an exterior window in a building.

Mobile Performance: During the Peak Network Load Hour, a mobile Subscriber moving at [**] MPH will get a minimum of [**] throughput downstream and [**] throughput upstream from the subscriber device to the gateway at the NIF, for at least [**]% of the data transfers during the Peak Network Load Hour. The network shall provide such performance to at least [**]% of moving trains and automobiles within the GSA that are above ground.

Fixed Point Performance and Mobile Performance shall be no worse than the above figures outside of the Peak Network Load Hour.

If performance, reasonably tested, would be within these parameters but for factors outside of Metricom's control, including without limitation backbone latency and server speed, but not including radio interference, Metricom will be deemed to be in compliance with this Section 1 of Schedule 4.1.


2.       NETWORK UPTIME ("NETWORK UPTIME QUALITY OF SERVICE")

Network availability will be measured between any subscriber and the NIF. Metricom shall provide availability at least [**]% of the time.


3.       NETWORK COVERAGE

The network will provide indoor (within line of sight and [**] feet from an exterior window in a building), above ground coverage to at least the square mileage in each GSA set forth on Schedule 1.3, which shall cover [**]% of the total population within the GSA.

The Metricom network will provide indoor (within line of sight and [**] feet from an exterior window in a building), above ground coverage of [**]% of important business traveler locations within the GSA, defined as airports, convention centers and high concentrations of business hotels.

Metricom will consider the network in a GSA ready for commercial operation when the network provides indoor (within line of sight and [**] feet from an exterior window in a building), above ground coverage to [**]% of the population within the Network Covered Area of the GSA.

During the planning phase (prior to any deployment) of a GSA system to be built, Metricom shall describe its planned coverage areas to ASP.


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


After deployment and prior to commencement of service, Metricom shall perform measurements to confirm that the planned coverage area is likely to be achieved in a loaded system.

After commencement of service, Metricom shall conduct on-going measurements and performance monitoring in order to verify the coverage area of the system during periods of maximum load.

If shortfalls in the planned coverage area (indoor and outdoor) are found in the operational fully loaded system, Metricom shall make modifications to expand the operational coverage area so that it conforms to the planned coverage area. Such work should be carried out on a commercially reasonable schedule, which Metricom shall supply to ASP.


4.       PERFORMANCE MEASUREMENT

Metricom agrees to work with ASP to measure performance (and report quarterly on availability, and throughput rates) between the NIF and the Subscriber modems.


5.       EASE OF USE

On an ongoing basis, Metricom will provide installation wizards or other tools to facilitate installation and configuration of the Service and Ricochet modems such that Ricochet modems will be at least as easy to install as comparable wire line modems. Normal user installations shall take less than five minutes. Metricom will agree to support at least the latest three versions of Microsoft Windows Operating System, two versions of Mac OS and all other Operating Systems used as the primary operating system on more than 10% of Laptop Computers in the United States. The hardware and software will be compatible with all major Laptop computers manufactured by DELL, IBM, Compaq, Toshiba, Gateway or any other manufacturer with 10% or more of United States market share of Laptop computers.


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                   Contractor except under written permission

                      EXHIBIT F: BUSINESS MANAGEMENT SYSTEM
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS

This document defines the Business Management System and its requirements. Metricom will provide ASP with services and support mechanisms for managing ASP Subscriber accounts as follows:

1)       SUBSCRIBER MANAGEMENT SYSTEMS

         Metricom provides the following systems and capabilities to the ASP:

         1. SUBSCRIBER ACTIVATION AND MANAGEMENT SYSTEM (SMS):

            In order to activate subscribers for service, they must be enrolled in the Metricom SMS. This allows our network to authorize and authenticate subscribers onto the network via the Ricochet modem. The interface to the SMS can be one of three ways:

              1. Online: via a browser (IE or Netscape 4.0 or higher) interface connected to the internet

              2.     Batch: via a file transfer mechanism

              3.     API: via a direct call interface to the SMS

            ASPs may choose to interact with Metricom using any or all of the above interfaces. For the online mode, ASPs will require training in the use of the browser-based interface. Metricom will work with the ASP's Support Contact to develop a training program for your account reps. The SMS application allows the Service Provide to control who is allowed to make inquiries, updates, and generate reports from the application. Setup and maintenance of this data is accomplished through the ASP's systems administrator.

            2. TECHNICAL SUPPORT SYSTEMS:

            Metricom provides systems that will allow the ASP's technical support staff to interact with Metricom. These systems are provided via a browser interface over the Internet. There are two components:

              1. Trouble Ticketing Action Response: Metricom has deployed Remedy's AR systems as the primary interface for escalating issues to Metricom's internal technical support group.

              2. Diagnostic Tools: these tools will allow the ASP to query subscriber modem status to determine modem functionality and help determine customer problems.

2)       BILLING SYSTEMS

         Per the Agreement and payment schedule outlined in the Agreement, Metricom will bill the ASP for their active subscribers on the chosen day of the month. The billing reports will contain a summarization of the charges for each of the subscribers. Metricom will invoice the ASP monthly. Monthly fees are based upon Total Net Cumulative Subscribers
         (TNCS). Each month, Metricom will provide the ASP reports containing:

              i)     Number of new subscribers for the month

              ii)    Terminations during the month

              iii)   TNCS as defined above

              iv)    Billing occurs when a modem is registered

              v) Billing reports will indicate which business unit is to be charged.


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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       ASPs may request from Metricom detailed billing report information. This information will list each of the subscribers that are been have activated, their status, service levels, and monthly charge less adjustments.

3)     RIGHT OF WAY FEES

       As stated in the Agreement, Metricom will remit to the appropriate municipalities the fees owed based upon the location of the Subscriber. In order to accomplish this, ASP must provide to Metricom accurate name and address information. This information is confidential.

4)     SECURITY

       Neither party shall disclose any information other than on a "need to know" basis. Metricom will not use any subscriber information not authorized by the ASP. Any disclosure will require prior written consent.

5)     IMPLEMENTATION TEAM AND SCHEDULE

       a) Metricom and the ASP will appoint the personnel necessary to effectively implement the Business Management System.

              i) Team shall be appointed within [**] of the execution of a signed agreement.

                     (1) Each party shall appoint a Team Leader and communicate the identity of that leader to the other party

                     (2) The Team Leaders of each party shall be responsible for managing the planning and implementation schedule of the Business Management System.

b) Metricom and the ASP shall complete the implementation of the Business Management System within [**] of the commencement of the "Agreement Year" as defined in Paragraph 1.2 of the signed agreement.


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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                               EXHIBIT G: PRICING
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS

Subscriber Rate discount ("Discount Rate") provided to ASP is based upon the assumption that ASP's Total Net Cumulative Subscribers ("TNCS") at the end of each year will meet or exceed the ASP Subscriber Objectives set forth in Table A ("Yearly Subscriber Objectives").

Table A

                          Yearly Subscriber Objective*
              Year 1                                             [**]
              Year 2                                             [**]
              Year 3                                             [**]
              Total TCNS                                         [**]
                  *TCNS per year

Table B

                             ASP Subscriber Rates**
              Normal Rate                                        $[**]/month
              Discount Rate                                      $[**]month
                  **Rates based per ASP Subscriber per month

Table C

                         Quarterly Subscriber Objectives
              YEAR 1                                             TCNS
              Quarter 1                                          [**]
              Quarter 2                                          [**]
              Quarter 3                                          [**]
              Quarter 4                                          [**]
              YEAR 2
              Quarter 1                                          [**]
              Quarter 2                                          [**]
              Quarter 3                                          [**]
              Quarter 4                                          [**]
              YEAR 3
              Quarter 1                                          [**]
              Quarter 2                                          [**]
              Quarter 3                                          [**]
              Quarter 4                                          [**]


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Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 33 of 41

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                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               EXHIBIT H: ASP STANDARD SERVICE LEVEL REQUIREMENTS
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS


PART I.  NETWORK CONNECTION STANDARD SERVICE LEVEL REQUIREMENTS

In order to guarantee [**] of performance to Subscribers, the ASP's circuits shall meet the standard service level requirements set forth herein for latency, bandwidth utilization and packet loss (collectively, "NETWORK SSLR") for the applicable type of connect, commencing upon the first day of the second month after the successful end-to-end testing of the Service.

Metricom's network operations center (the "NOC") will collect network performance statistics while monitoring the ASP's network connections at each Metricom network interconnection facility ("NIF") in a GSA to ensure that the ASP is meeting the Network SSLR. In no case will PING tests performed by Subscribers be recognized by Metricom as a valid, measurable test of ASP's compliance with its Network SSLR.

1.   NETWORK DELAY


     1.1      Measurement Testing

              Mericom will perform network delay measurement testing between the Metricom service provider gateway and an interface node on the ASP's network. The network delay will be measured by determining roundtrip network latency in accordance with the following measurements:

                      a) Software and hardware components capable of measuring traffic and responses shall be placed at each NIF to measure network delay using the statistics from ICMP PING packets.

                      b) The roundtrip network latency measurements shall be taken at [**] minute intervals. These measurements shall be averaged on an hourly basis to determine the average network delay sample for that hour ("AVERAGE NETWORK DELAY SAMPLE") for that NIF.

              1.1.1   Included Components

                      All components of the ASP's network which includes the service provider gateway and the Cisco 7206 router terminating the ASP's circuit shall be included in the determination of the network delay.


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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

              1.1.2   Excluded Components

                      The equipment located beyond the termination of the ASP's circuit on its network shall be excluded in the determination of the network delay.


     1.2      Standard Service Level Requirements ("NETWORK DELAY SSLR")

              In any given month, no more than [**] percent ([**]%) of the Average Network Delay Samples for a NIF shall exceed the applicable Maximum Allowable Network Delay between the NIF and the ASP's point of presence ("POP") for the specific type of connection as set forth below:

                      a) Direct connections to Metricom's POP ("DIRECT CONNECTIONS") shall maintain a network delay between the NIF and the ASP POP equal to or less than [**] ("MAXIMUM ALLOWABLE NETWORK DELAY").

                      b) Connections utilizing the Internet ("VIRTUAL CONNECTIONS") shall maintain a network delay between a NIF and the applicable ASP POP equal to or less than [**] ("MAXIMUM ALLOWABLE NETWORK DELAY").


     1.3      Non-Compliant Connections

              In the event more than [**] percent ([**]%) of the Average Network Delay Samples for a NIF exceed the applicable Maximum Allowable Network Delay for the specific type of connection for [**] months, the ASP shall:

                      a) Non-compliant Direct Connections circuits shall be upgraded to a circuit with a higher speed.

                      b) Non-compliant Virtual Connections shall be replaced with a Direct Connection to the NIF where the applicable Maximum Allowable Network Delay is not being met.

2.   BANDWIDTH UTILIZATION


     2.1      Measurement Testing

              Metricom will perform measurement testing on the ASP's circuits terminated at the NIF to determine bandwidth utilization in accordance with the following criteria:

                      a) Software and hardware components capable of measuring traffic and responses shall be placed at each NIF to measure bandwidth utilization.

                      b) The bandwidth utilization measurements shall be taken at [**] minute intervals on the ports used for the ASP's circuits. These measurements shall be averaged on an hourly basis to determine the average network capacity sample for that hour ("AVERAGE BANDWIDTH UTILIZATION SAMPLE").


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 35 of 41

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                   Contractor except under written permission

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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


              2.1.1   Components Included

                      All components of the ASP's network which include the Cisco 7206 router terminating the ASP's circuit shall be included in the determination of the bandwidth utilization.

              2.1.2   Components Excluded

                      The equipment located beyond the termination of the ASP's circuit on their Subscriber Management System shall be excluded in the determination of bandwidth utilization.


     2.2      Standard Service Level Requirements ("BANDWIDTH SSLR")

              In any given month, no more than [**] percent ([**]%) of the Average Bandwidth Utilization Samples for a NIF shall exceed the applicable Maximum Allowable Bandwidth Capacity between a NIF and the ASP's POP for the specific type of connection as set forth below:

                      a) Direct Connections shall maintain an average NIF-to-NIF bandwidth utilization equal to or less than [**] percent ([**]%) of the ASP's circuit capacity ("MAXIMUM ALLOWABLE BANDWIDTH CAPACITY").

                      b) Virtual Connections shall maintain bandwidth utilization equal to or less than [**] percent ([**]%) of the subscribed capacity for that NIF ("MAXIMUM ALLOWABLE BANDWIDTH CAPACITY").

     2.3      Non-Compliant Connections

              In the event more than [**] percent ([**]%) of the Average Bandwidth Utilization Samples for a NIF exceed the applicable Maximum Allowable Bandwidth Utilization for the specific type of connection for [**] months, the ASP shall:

                      a) Order an additional circuit to support Subscribers for the non-compliant Direct Connect. The additional circuit shall equal or exceed the existing circuit capacity.

                      b) Increase capacity for the non-compliant Virtual Connection or upgrade it to a Direct Connection to the NIF.

3.   PACKET LOSS


     3.1      Measurement Testing

              Mericom will perform packet loss measurement testing on the ASP's circuits terminated at the NIF in accordance with the following measurements:

                      a) Software and hardware components capable of measuring packet loss shall be placed at each Metricom NIF to measure the number of packets lost.


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 36 of 41

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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                      b) The packet loss measurements shall be taken at [**] minute intervals on the ports used for the ASP's circuits. These measurements shall be averaged on an hourly basis to determine the average network capacity sample for that hour ("AVERAGE PACKET LOSS SAMPLE").

                      c) The packet loss measurement is based on measuring the number of packets lost while sending sixty four (64) byte ICMP PING packets to the ASP's LT2P network server.


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 37 of 41

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                   Contractor except under written permission

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

              3.1.1   Included Components

                      All components of the ASP's network which includes the service provider gateway and the Cisco 7206 router terminating the ASP's circuit shall be included in the determination of the packet loss.

              3.1.2   Excluded Components

                      The equipment located beyond the termination of the ASP's circuit on its network shall be excluded in the determination of the packet loss.


     3.2      Standard Service Level Requirements ("PACKET LOSS SSLR")

              In any given month, no more than [**] percent ([**]%) of the Average Packet Loss Samples for a NIF shall exceed the applicable Maximum Allowable Packet Loss between that NIF and the ASP's POP for the specific type of NIF connection as set forth below:

                      a) Direct Connections shall maintain a packet loss rate between the NIF and the applicable ASP POP equal to or less than [**] percent ([**]%) [**] ("MAXIMUM ALLOWABLE PACKET LOSS").

                      b) Virtual Connections via the Internet shall maintain a network delay between a NIF and the applicable ASP POP equal to or less than [**] percent ([**]%) [**] ("MAXIMUM ALLOWABLE PACKET LOSS").


     3.3      Corrective Action for Non-Compliance

              In the event more than [**] percent ([**]%) of the Average Packet Loss Samples for a NIF exceed the applicable Maximum Allowable Packet Loss for the specific type of NIF connection for more than [**] months, the ASP shall take the following corrective action:

                      a) An ASP with a Direct Connection shall work with the NOC to resolve the problem.

                      b) An ASP with a Virtual Connection shall increase its capacity at that NIF or replace the connection with a Direct Connection to the NIF where the applicable Maximum Allowable Packet Loss is not being met.

4.   NETWORK SSLR MANAGEMENT


     4.1      Reports

              Metricom will provide network delay, bandwidth utilization and packet loss reports (collectively, the "REPORTS"), at no extra charge, for ASP review. The ASP shall obtain the Reports from Metricom's website via username and password.


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 38 of 41

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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


              The reporting tool queries the ASP's interface at a set time interval depending on line speed and the connection type. For example, T1 lines are queried about every [**] minutes. Therefore, a sampling of data represents [**] minutes of traffic. Reports are based on a 24-hour period, from 00:00 CST to 23:59 CST.

              The following information can be viewed on the report:

              -      Date

              -      [**] - The i[**] service.

              -      [**] - The [**] the customer.

              -      [**] - The [**] the customer.

              -      [**]- The [**] speed.

              -      [**] - The [**] period.

              -      [**] - The [**] period.

              -      [**] - The [**] speed.

              -      [**] - The [**] the customer.

              -      [**] - The [**]the customer.

              -      [**] - The [**] the customer.

              -      [**] - The a[**] the customer.

              -      [**] - The [**] the customer.

              -      [**] - The [**] the customer.


     4.2      Report Review and Verification

              The ASP will assign a prime contact that will meet with the Metricom Channel Manager on the last business day of every month. The Reports shall be reviewed and compliance with this EXHIBIT H shall be verified by both parties. If a root cause analysis ("RCA") of the non-compliance is reasonably required by either party, the requiring party shall notify the non-requiring party. The non-requiring party shall produce a RCA report by the next monthly meeting.

5.   NON-COMPLIANCE


     5.1      Cause of Non-Compliance

              In the event of non-conformance at a NIF as set forth in Part 1 of this EXHIBIT H, the NOC will perform a series of diagnostic tests to ensure that any non-compliance was not a result of any Metricom initiated changes at the NIF where the ASP's Network SSLR is not met. If the non-compliance is due to such change or installation by Metricom, the NOC will take full


Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 39 of 41

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

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


              responsibility in resolving the problem according to the guidelines of this EXHIBIT H. Any necessary follow up is the joint responsibility of Metricom and the Metricom account sales team.


     5.2      Notification Process

              At such time as Metricom has determined that the ASP has not met its Network SSLR, the NOC will create a trouble ticket and notify the ASP in writing, and Metricom's Technical Support Group of ASP's failure to comply with its Network SSLR.

     5.3      Cure Period

              The ASP shall have [**] from such notification to bring the network connection performance back into compliance with the Network SSLR as set forth herein.


     5.2      Penalties

              If ASP fails to take corrective action as set forth herein, Metricom shall charge the ASP a fee equal to [**] percent ([**]%) of of the wholesale subscription for all of the Ricochet Subcribers affected in that GSA for each day that the ASP is non-compliant with the Network SSLR set forth herein.



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Rev. 083000     GoAmerica Authorized Service Provider Agreement    Page 40 of 41

Metricom Initials: ___  Confidential & Proprietary   GoAmerica Initials: ______
                Not for use or disclosure outside of Metricom or
                   Contractor except under written permission